UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2019

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 Sierra Point Parkway
Suite 500

Brisbane, California 94005

(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INVA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement

Innoviva, Inc. (the “Company”) currently leases office space at Suite 500, 2000 Sierra Point Parkway, Brisbane, California (the “Brisbane Premises”) under a Lease dated June 10, 2016, (the “Brisbane Lease”), by and between the Company and 2000 Sierra Point Parkway LLC (“Sierra Point”). Under the Brisbane Lease, the Company currently pays base rent of $31,180 per month, increasing each year as indicated in the Brisbane Lease. The Brisbane Lease was set to expire on June 10, 2022. On September 13, 2019, the Company executed a Lease Termination Agreement with HCP Life Science Reit, Inc. (as successor-in-interest to Sierra Point) (“HCP Life”) (the “Brisbane Lease Termination Agreement”) to terminate the Brisbane Lease effective as of September 13, 2019 (the “Lease Termination Effective Date”). A termination fee of $63,202.50 is payable to HCP Life as a result of the Brisbane Lease Termination Agreement (the “Termination Fee”). HCP Life shall return the Company’s security deposit under the Brisbane Lease no later than thirty (30) days after the later of the Lease Termination Effective Date and the payment of the Termination Fee.

The foregoing description of the Brisbane Lease Termination Agreement is qualified by reference to the Brisbane Lease Termination Agreement, a complete copy of which will be filed as an Exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2019 and is incorporated herein by reference.

The Company is currently negotiating a new lease which, upon execution, will be filed on Form 8-K or Form 10-Q, as applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.

Date: September 17, 2019	By:	/s/ Geoffrey Hulme
Geoffrey Hulme
Interim Principal Executive Officer

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